   As filed with the Securities and Exchange Commission on October 12, 2001
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           __________________________

                                LIFEMINDERS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   52-1990403
    (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)


                    13530 Dulles Technology Drive, Suite 500
                                Herndon, VA 20171
               (Address of principal executive offices) (Zip Code)

                   LIFEMINDERS, INC. 2000 STOCK INCENTIVE PLAN
                           (Full title of the Plan(s))

                           --------------------------

                              Jonathan B. Bulkeley
                Chief Executive Officer and Chairman of the Board
                                LifeMinders, Inc.
                    13530 Dulles Technology Drive, Suite 500
                                Herndon, VA 20171
                     (Name and address of agent for service)
                                 (703) 793-8210
          (Telephone Number, including area code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

                                        Amount to be          Proposed Maximum           Proposed Maximum              Amount of
Title of Securities to be Registered    Registered(1)    Offering Price per Share(2)  Aggregate Offering Price(2)   Registration Fee
------------------------------------    --------------   ---------------------------  ---------------------------   ----------------
LifeMinders, Inc. 2000 Stock
Incentive Plan                          1,037,288 shares          $ .875                     $ 907,627                 $ 226.90
---------------------------------
Common Stock, $0.01 par value



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the LifeMinders, Inc. 2000 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price of $.087 per share with respect to 1,037,288 shares subject to outstanding options.

     On June 27, 2000, LifeMinders, Inc. (the "Registrant") filed with the Securities Exchange Commission (the "Commission") a Registration Statement on Form S-8 (file no. 333-40190) with respect to the registration of 4,600,000 shares of Common Stock reserved for issuance under the Plan. The contents of such prior registration statement are hereby incorporated herein by reference.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on April 2, 2001, as amended on Forms 10-K/A filed with the Commission on April 30, 2001, May 2, 2001 and May 16, 2001, pursuant to
                Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2000 filed with the Commission on May 15, 2001 and August 14, 2001, respectively;

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on February 9, 2001, May 11, 2001, July 19, 2001 and August 22, 2001;

     (d)        The Registrant's Definitive Proxy materials filed pursuant to
                Section 14A on September 26, 2001; and

     (e) The Registrant's Registration Statement No. 000-28133 on Form 8-A filed with the Commission on November 16, 1999, pursuant to
                Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit Number     Exhibit
--------------     -------

      5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1          Consent of PricewaterhouseCooper LLP, Independent
                   Accountants.
     23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
     24            Power of Attorney.  Reference is made to page II-2 of this
                   Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia on this 12th day of October, 2001.

                                     LifeMinders, Inc.



                                     By: /s/ Jonathan B. Bulkeley
                                         ---------------------------------------
                                         Jonathan B. Bulkeley
                                         Chief Executive Officer and
                                         Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of LifeMinders, Inc., a Delaware corporation, do hereby constitute and appoint Jonathan B. Bulkeley and Joseph S. Grabias, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                    Date
------------------------------------      -------------------------------------------         ------------------

/s/ Jonathan B. Bulkeley
____________________________________      Chief Executive Officer and Chairman of the         October 12, 2001
Jonathan B. Bulkeley                      Board (Principal Executive Officer)



/s/ Joseph S. Grabias
____________________________________      Vice President and Chief Financial Officer          October 12, 2001
Joseph S. Grabias                         (Principal Financial and Accounting Officer)

           Signature                                  Title                                 Date
------------------------------    ----------------------------------------------     ------------------


/s/  Allison Abraham
______________________________
Allison Abraham                   President and Director                             October 12, 2001



______________________________
Douglas A. Lindgren               Director                                           October 12, 2001


/s/  Philip D. Black
______________________________
Philip D. Black                   Director                                           October 12, 2001


/s/  B. Gene Riechers
______________________________
B. Gene Riechers                  Director                                           October 12, 2001


/s/ Sunil Paul
______________________________
Sunil Paul                        Director                                           October 12, 2001

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                LIFEMINDERS, INC.

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------

      5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of PricewaterhouseCooper LLP, Independent Accountants.
     23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24           Power of Attorney. Reference is made to page II-2 of this
                  Registration Statement.